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EXHIBIT 10.2



                            SECURITYVILLAGE.COM INC.
                           141 Central Avenue, Unit X
                              Farmingdale, NY 11735
                             Telecopy: 919-571-0484



                                  May 10, 2000



Security Associates International, Inc.
2101 S. Arlington Heights Rd.
Suite 100
Arlington Heights, IL 60005-4142

KC Acquisition Corp.
P. O. Box 1943
South Hackensack, NJ 07606-0543

TJS Partners, L.P.
115 East Putnam Avenue
Greenwich, CT 06830

Ladies and Gentlemen:


     Reference is made to the letter dated April 21, 2000 among the parties hereto (the "April 21 Letter"). The purpose of this letter is to memorialize our agreement to make certain changes to the April 21 Letter as set forth below. Unless otherwise indicated, all capitalized terms in this letter shall have the meanings set forth in the April 21 Letter.

     1. All references to May 2, 2000 in Sections 3(c) and 4(f) of the April 21, 2000 Letter are hereby changed to May 22, 2000. All other dates in those sections shall remain unchanged.

     2. SecurityVillage's due diligence investigation of SAI, and SAI's due diligence investigation of SecurityVillage, pursuant to Section 3(b) of the April 21 Letter are hereby extended until May 22, 2000. All other due diligence investigations referred to in Section 3(b) of the April 21 Letter shall be deemed to have been satisfactorily completed simultaneous with the consummation of the Monital Acquisition as provided in Section 1(b) of the April 21 Letter.

     3. The terms and conditions of Exhibit C relating to SecurityVillage's rights with respect to the business of King shall apply from and after the date of this letter and serve as an interim agreement between the parties pending completion of a more formal Dealer Agreement pursuant to Section 4(f) of the April 21 Letter. In the event that the parties do not enter into such Dealer Agreement, the rights granted to SecurityVillage under Exhibit C shall nevertheless be a binding obligation of King for a term of six years following the date of this



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          letter; provided, however, that King may terminate such rights upon written notice of termination to SecurityVillage if SecurityVillage materially breaches the April 21 Letter and fails to substantially cure such breach within (i) ten (10) days after receipt of written notice of breach from King in the case of monetary obligations, or
          (ii) thirty (30) days after receipt of written notice of breach from King in the case of non-monetary obligations.

     4. King's right to exercise the put option feature of the King Option shall be subject to satisfaction of each of the following conditions:
          (i) if the Monital Acquisition has closed prior to exercise of such put option, the total RMR of King and its subsidiaries for the calendar month ending one month prior to the exercise of such put option shall be at least $1.3 million (the "Minimum King/Monital RMR"); (ii) if the Monital Acquisition has not closed prior to exercise of such put option, the total RMR of King and its subsidiaries for the calendar month ending one month prior to the exercise of such put option shall be at least $900,000 (the "Minimum King RMR"); and (iii) there has been no change to the business of King or its subsidiaries prior to the exercise of such put option that would materially impair King's ability to service the Minimum King/Monital RMR or Minimum King RMR (as applicable).


Except as set forth above, all of the terms and conditions of the April 21 Letter shall remain unchanged.



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     If the foregoing changes to the April 21 Letter are acceptable to you, please so indicate by signing the enclosed copy of this letter and returning it to the attention of the undersigned.

                                        Very truly yours,

                                        SecurityVillage.com Inc.


                                        By:_____________________________________
                                          Name:_________________________________
                                          Title:________________________________




ACCEPTED AND AGREED TO AS OF THE DATE
OF THIS LETTER:

SECURITY ASSOCIATES INTERNATIONAL, INC.

By:________________________________
   Name: __________________________
   Title: _________________________

KC ACQUISITION CORP.


By:________________________________
   Name: __________________________
   Title: _________________________


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TJS PARTNERS. L.P.

By: TJS Management, L.P.
    General Partner

      By: TJS Corporation
      General Partner

        By:_____________________________
               Thomas J. Salvatore
               President




--------------------------------
         James S. Brannen



 --------------------------------
         Thomas Few



--------------------------------
         Timothy McGinn